Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: March 28, 2008

SIGNATURE:

                    By: /s/ Timothy Kuschill
                    ----------------------------------
                    Name:   Timothy Kuschill
                    Title:  Legal Counsel of GLG Partners LP

                    By: /s/ Emmanuel Roman
                    ----------------------------------
                    Name:   Emmanuel Roman
                    Title:  Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: March 28, 2008

SIGNATURE:


                    By: /s/ Alejandro R. San Miguel
                    -----------------------------------
                    Name:  Alejandro R. San Miguel
                    Title: General Counsel and Corporate Secretary